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                                DEPOSIT AGREEMENT

      This DEPOSIT AGREEMENT (this "Agreement"), dated as of April 7, 2005, among FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), SunTrust Bank, a Georgia banking corporation, as Depositary ("Depositary"), and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                              W I T N E S S E T H:

      WHEREAS, it is desired to provide, as hereinafter set forth in this Agreement, for the deposit of the Company's Preferred Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares (as hereinafter defined) representing a fractional interest in the Preferred Shares deposited; and

      WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement;

      NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

      The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Agreement and the
Receipts:

      SECTION 1.1 "Agreement" shall mean this Agreement, as the same may be amended, modified or supplemented from time to time.

      SECTION 1.2 "Articles Supplementary" shall mean the articles supplementary to the Charter filed with the Department of Assessments and Taxation of the State of Maryland establishing the Preferred Shares as a series of preferred shares of the Company.

      SECTION 1.3 "Charter" shall mean the Articles of Amendment and Restatement, as supplemented, corrected and amended from time to time, of the Company.

      SECTION 1.4 "Company" shall mean FelCor Lodging Trust Incorporated, a Maryland corporation, and its successors.

      SECTION 1.5 "Corporate Office" shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Agreement shall

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be administered, which at the date of this Agreement is located at 58 Edgewood
Avenue, N.E., Atlanta, Georgia 30303.

      SECTION 1.6 "Depositary" shall mean SunTrust Bank, a bank having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.

      SECTION 1.7 "Depositary Share" shall mean a 1/100 fractional interest of a Preferred Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Preferred Share and held under this Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Share represented by such Depositary Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Articles Supplementary.

      SECTION 1.8 "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 8.5.

      SECTION 1.9 "Preferred Shares" shall mean the 8% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company heretofore validly issued, fully paid and nonassessable.

      SECTION 1.10 "Receipt" shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

      SECTION 1.11 "Record Date" shall mean the date fixed pursuant to Section 4.4.

      SECTION 1.12 "Record Holder" or "Holder", as applied to a Receipt, shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

      SECTION 1.13 "Registrar" shall mean SunTrust Bank or any bank or trust company appointed to register ownership and transfers of Receipts or the deposited Preferred Shares, as the case may be, as herein provided.

      SECTION 1.14 "Securities Act" shall mean the Securities Act of 1933, as amended.

      SECTION 1.15 "Transfer Agent" shall mean SunTrust Bank or any bank or trust company appointed to transfer the Receipts or the deposited Preferred Shares, as the case may be, as herein provided.

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                                   ARTICLE II

                 FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES,
                        EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

      SECTION 2.1 Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts, which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver, in exchange therefor, definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Preferred Shares deposited, as definitive Receipts.

      Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed, then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

      Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

      Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals, or changes not inconsistent with the provisions of this Agreement, as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preferred Shares or the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipt is subject.

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      Title to any Receipt (and to the Depositary Shares evidenced by such
Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions, the exercise of any conversion rights or to any notice provided for in this Agreement and for all other purposes.

      SECTION 2.2 Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing Preferred Shares, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Shares. The Depositary hereby acknowledges receipt of the deposited Preferred Shares and related documentation and agrees to hold such deposited Preferred Shares in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for Preferred Shares deposited hereunder, and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Shares held by it by notation, book-entry or other appropriate method.

      If required by the Depositary, Preferred Shares presented for deposit by the Company at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Shares or to receive other property that any person in whose name the Preferred Shares is or has been registered may thereafter receive upon or in respect of such deposited Preferred Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

      Upon receipt by the Depositary of a certificate or certificates for Preferred Shares deposited hereunder, together with the other documents specified above, and upon registering such Preferred Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.

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      Other than in the case of splits, combinations or other reclassifications affecting the Preferred Shares, or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Shares as set forth in the Articles Supplementary, as such may be amended.

      The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Agreement.

      SECTION 2.3 Optional Redemption of Preferred Shares for Cash. Whenever the Company shall elect to redeem deposited Preferred Shares for cash in accordance with the provisions of the Articles Supplementary, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 nor more than 60 days prior written notice of the date of such proposed redemption and of the number of such Preferred Shares held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Articles Supplementary, including the amount, if any, of accrued and unpaid dividends to the date of such redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Shares and Depositary Shares (the "cash redemption date"), to the holders of record on the record date fixed for such redemption pursuant to
Section 4.4 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption as to other holders. The Company shall provide the Depositary with such notice, and each such notice shall state: the cash redemption date; the cash redemption price; the number of deposited Preferred Shares and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price; and that from and after the cash redemption date dividends in respect of the Preferred Shares represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company. The Company may also cause notice of redemption to be published in the Wall Street Journal or New York Times or, if neither is being published, in any other newspaper of national circulation, prior to the cash redemption date.

         In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Articles Supplementary) of the Preferred Shares deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to the date of redemption), the Depositary shall redeem the number of Depositary Shares

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representing such Preferred Shares so called for redemption by the Company and from and after the cash redemption date (unless the Company shall have failed to redeem the Preferred Shares to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the Preferred Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price of $25.00 per Depositary Share plus any other money and other property payable in respect of such Preferred Shares. The foregoing shall be further subject to the terms and conditions of the Articles Supplementary.

      If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

      SECTION 2.4 Registration of Transfers of Receipts. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

      SECTION 2.5 Combinations and Split-Ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

      SECTION 2.6 Surrender of Receipts and Withdrawal of Preferred Shares. Any holder of a Receipt or Receipts may withdraw any or all of the deposited Preferred Shares represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such office as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not withdraw such Preferred Shares (or money and other property, if any, represented thereby) that have previously been called for redemption. After such surrender, without unreasonable delay, the Depositary shall deliver to

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such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole or fractional shares of such Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole or fractional Preferred Shares will not thereafter be entitled to deposit such Preferred Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole or fractional shares of deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole or fractional Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.4) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

      If the deposited Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

      The Depositary shall deliver the deposited Preferred Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

      SECTION 2.7 Limitations on Execution and Delivery, Transfer, Split-Up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Agreement as may be required by any securities exchange upon which the deposited Preferred Shares, the Depositary Shares or the Receipts may be included for quotation or listed.

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      The deposit of Preferred Shares may be refused, the delivery of Receipts against Preferred Shares may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under the Charter or under any provision of this Agreement.

      SECTION 2.8 Lost Receipts, Etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary, in its discretion, may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with
(i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification satisfactory to the Depositary and the Company.

      SECTION 2.9 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                                   ARTICLE III

                             CERTAIN OBLIGATIONS OF
                       HOLDERS OF RECEIPTS AND THE COMPANY

      SECTION 3.1 Filing Proofs, Certificates and Other Information. Any person presenting Preferred Shares for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

      SECTION 3.2 Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 6.7, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable

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means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

      SECTION 3.3 Representations and Warranties as to Preferred Shares. In the case of the initial deposit of the Preferred Shares hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Shares under this Agreement shall be deemed thereby to represent and warrant that such Preferred Shares and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Preferred Shares, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Shares and the issuance of Receipts.

      SECTION 3.4 Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/100 fractional interest in a deposited Preferred Share. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts evidencing the Depositary Shares.

                                   ARTICLE IV

                          THE PREFERRED SHARES; NOTICES

      SECTION 4.1 Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the deposited Preferred Shares, including any cash received upon redemption of any Preferred Shares pursuant to
Section 2.3, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares represented by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

      SECTION 4.2 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Shares, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the

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Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to
Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered.

      SECTION 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer, or cause to be offered, to the persons in whose names deposited Preferred Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or applicable state securities laws or do not need to be registered.

      If registration under the Securities Act or applicable state securities laws of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act or applicable state securities laws with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act or applicable state securities laws and the Company shall have provided to the Depositary an opinion of counsel to such effect.

      If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

      SECTION 4.4 Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Shares, or whenever the Depositary shall receive notice of
(i) any meeting at which holders of such Preferred Shares are entitled to vote or of which holders of such Preferred Shares are entitled to notice or (ii) any election on the part of the Company to redeem any such Preferred Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Shares) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

         SECTION 4.5 Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote, or cause to be voted, the amount of Preferred Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent such instructions request the voting of a fractional interest of a share of deposited Preferred Shares, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each Preferred Share is entitled to 100 votes and, accordingly, each Depositary Share is entitled to one vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Shares represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Shares represented by the Depositary Shares evidenced by such Receipt.

      SECTION 4.6 Changes Affecting Preferred Shares and Reclassifications, Recapitalization, Etc. Upon any change in par or stated value, split-up, combination or any other reclassification of Preferred Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the
Company: (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one Preferred Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a Preferred Share, in each case as may be required by, or as is consistent with, the provisions of the Articles Supplementary to fully reflect the effects of such change in liquidation value, split-up, combination or other reclassification of Shares, or of such recapitalization, reorganization, merger, consolidation or sale and (ii) treat any shares or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Shares as new deposited property under this Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof or the new deposited property so received in exchange for or upon conversion of or in respect of such Preferred Shares. In any such case the Depositary may, in its discretion, with approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Shares or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Shares represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the deposited Preferred Shares evidenced by such Receipts might have been converted or for which such Preferred Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Shares for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

      SECTION 4.7 Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Shares and made generally available to the holders of the Preferred Shares. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 6.5.

      SECTION 4.8 Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

      SECTION 4.9 Tax and Regulatory Compliance. The Depositary shall be responsible for (i) preparation and mailing of form 1099's for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding 28% (or any withholding as may be required at the then applicable rate) of dividends from eligible holders of Receipts if directed to do so by the Company or required to do so by applicable law, (iv) mailing W-9 forms to new holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms, (vi) preparation and filing of state information returns and (vii) escheatment services.

      SECTION 4.10 Withholding. Notwithstanding any other provision of this Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

                                    ARTICLE V

                            RESTRICTIONS ON OWNERSHIP

      SECTION 5.1 Definitions. For purposes of this Article V, the following terms shall have the following meanings:

            "Beneficial Ownership" shall mean ownership of Depositary Shares by a Person who would be treated as an owner of such Depositary Shares either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

            "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code which are named by the Company as the beneficiary or beneficiaries of such Trust.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Constructive Ownership" shall mean ownership of Depositary Shares by a Person who would be treated as an owner of such Depositary Shares either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

            "Market Price" shall mean, on any date and with respect to any Depositary Share, the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" shall mean, on any date and with respect to any Depositary Share, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of such Depositary Share, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Depositary Share is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Depositary Share is listed or admitted to trading or, if such Depositary Share is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Depositary Share is not quoted by any such organization, the average of the closing bid and asked prices of such Depositary Share as furnished by a professional market maker, selected by the Board of Directors of the Company, then making a market in such Depositary Share. "Trading Day" shall mean a day on which the principal national securities exchange on which such Depositary Share is listed or admitted to trading is open for the transaction of business or, if such Depositary Share is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Depositary Shares in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Depositary Shares or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Depositary Shares.

            "Ownership Limit" shall mean 9.9% of the total number of the class of Depositary Shares outstanding as of such time.

            "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of this Article V.

            "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust, association, joint stock company, government or agency or subdivision thereof, charitable organization or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of this
Article V, would own record title to Depositary Shares.

            "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

            "Restriction Termination Date" shall mean the first day on which the Board of Directors and the shareholders of the Company determine, in accordance with the provisions of the Company's Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

            "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Depositary Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

            "Trust" shall mean any separate trust created pursuant to this
Article V and administered in accordance with the terms of this Article V, for the exclusive benefit of any Beneficiary.

            "Trustee" shall mean any Person unaffiliated with both the Company and any Prohibited Owner, such Trustee to be designated by the Company to act as trustee of any Trust, or any successor trustee thereof.

      SECTION 5.2 Restriction on Transfers. Prior to the Restriction Termination Date, (i) except as provided in Section 5.9, no Person shall Beneficially Own or Constructively Own Depositary Shares in excess of the Ownership Limit, (ii) except as provided in Section 5.9, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Depositary Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Depositary Shares which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, (iii) any Transfer of Depositary Shares that, if effective, would result in the Company being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Depositary Shares which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code, (iv) any Transfer of Depositary Shares that, if effective, would result in the Company Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Company's real property (including the real property held by FelCor Lodging Limited Partnership and any other partnership in which the Company owns an interest), within the meaning of
Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of Depositary Shares in excess of the number that could have been Transferred without such result, and (v) any Transfer of Depositary Shares that, if effective, would cause the Company to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of Depositary Shares in excess of the number that could have been Transferred without such result; provided that in the event of any of the above, the intended transferee shall acquire no rights in such excess Depositary Shares.

      SECTION 5.3 Transfer in Trust. (a) If, notwithstanding any other provision of this Article V, at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Depositary Shares in excess of the Ownership Limit, then, (i) except as provided in Section 5.9, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Depositary Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Depositary Shares which would cause such Beneficial Owner or Constructive Owner to Beneficially own or Constructively Own Depositary Shares in excess of the Ownership Limit, and (ii) such number of Depositary Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 5.12 of this Article V, transferred automatically and by operation of law to and held in a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Non-Transfer Event, as the case may be.

      (b) If, notwithstanding the other provisions contained in this Article V, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Company either to become "closely held" within the meaning of Section 856(h) of the Code, to Constructively Own 10% or more of the ownership interests in any tenant or subtenant of the Company's real property (including the real property held by FelCor Lodging Limited Partnership and any other partnership in which the Company owns an interest) within the meaning of Section 856(d)(2)(B) of the Code, or otherwise to fail to qualify as a REIT (other than as a result of a violation of the requirement, contained in Section 856(a)(5) of the Code, that a REIT have at least 100 stockholders), then (i) the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Depositary Shares with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of Depositary Shares, the ownership of which by such purported transferee or record holder would cause the Company either to be "closely held" within the meaning of Section 856(h) of the Code, to violate the 10% limitation of Section 856(d)(2)(B) of the Code or otherwise to fail to qualify as a REIT (other than as a result of a violation of the 100 stockholder requirement of Section 856(a)(5) of the Code), and (ii) such number of Depositary Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 5.12 of this Article V, transferred automatically and by operation of law to a Trust to be held therein in accordance with Section
5.12 of this Article V. Such transfer to a Trust shall be effective as of the close of business on the business day next preceding the date of the Transfer or Non-Transfer Event, as the case may be.

      SECTION 5.4 Remedies for Breach. If the Company or its designees, including the Depositary, at any time shall determine in good faith that a Transfer has taken place in violation of Section 5.2 of this Article V or that a Person intends to acquire, or has attempted to acquire, Beneficial Ownership or Constructive Ownership of any Depositary Shares in violation of Section 5.2 of this Article V, the Board of Directors of the Company, or the Depositary, shall be authorized and empowered to take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Depositary or instituting proceedings to enjoin such Transfer or acquisition.

      SECTION 5.5 Notice of Restricted Transfer. Any Person who attempts to acquire, or acquires, Depositary Shares in violation of Section 5.2 of this
Article V, or any Person who holds record title to any Depositary Shares that were transferred to a Trust pursuant to the provisions of Section 5.3 of this
Article V, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such purported Transfer or the Non-Transfer Event, as the case may be, on the Company's status as a REIT.

      SECTION 5.6 Owners Required to Provide Information. Prior to the Restriction Termination Date: (i) each Person who is a Beneficial Owner or Constructive Owner of more than 5% (or such lower percentage as may be required pursuant to the Code or regulations issued under the Code) of the outstanding Depositary Shares shall, no later than January 30 of each year, give written notice to the Company stating the name and address of such Beneficial Owner or Constructive Owner, the number of Depositary Shares Beneficially Owned or Constructively Owned and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit and (ii) each Person who is a Beneficial Owner or Constructive Owner of Depositary Shares and each Person (including a stockholder of record) who is holding Depositary Shares for a Beneficial Owner or Constructive Owner shall provide to the Company, promptly following any request therefor, such information as the Company may deem necessary in order to determine the Company's status as a REIT and to ensure compliance with the Ownership Limit.

      SECTION 5.7 Remedies Not Limited. Nothing in this Article V shall limit the authority of the Board of Directors of the Company or the Depositary to take any and all lawful actions, whether or not specifically set forth herein, as they deem necessary or advisable to protect the Company and the interests of its shareholders by preserving the Company's status as a REIT and by ensuring compliance with the Ownership Limit.

      SECTION 5.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article V, the Board of Directors of the Company shall have the power to finally resolve such ambiguity and interpret the provisions hereof with respect to any situation, based on the facts known to it.

      SECTION 5.9 Exception. The ownership limitations set forth in Section 5.2 and/or Section 5.3 of this Article V shall not apply to the acquisition of Depositary Shares by an underwriter in a public offering of those shares or in any transaction involving the issuance of Depositary Shares in which the Board of Directors determines that the underwriter or other Person or party initially acquiring those will timely distribute those shares to or among others so that, following such distribution, the ownership of those shares will not be in violation of Section 5.2 and/or Section 5.3 of this

Article V. The Board of Directors, in the exercise of its sole and absolute discretion, may exempt from the operation of Section 5.2 and/or Section 5.3 of this Article V certain specified Depositary Shares proposed to be transferred to, and/or owned by, a Person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such transfer to, and/or ownership by, such Person of the specified shares will not prevent the continued qualification of the Company as a REIT under the Code and the regulations issued under the Code. The Board of Directors may, but shall not be required, to condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service or such other assurances as the Board of Directors shall deem to be satisfactory.

      SECTION 5.10. Legend. Each Receipt evidencing a Depositary Share, in addition to any other legend that may be placed thereon, shall bear the following legend:

      "The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of maintaining the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may at any time (i) Beneficially Own or Constructively Own shares of any class of Depositary Shares in excess of 9.9% (or such other percentage as may be determined by the Board of Directors of the Company) of the total number of Depositary Shares of such class outstanding as of such time; (ii) Beneficially Own Depositary Shares that would result in the Company being "closely held" under Section 856(h) of the Code; or
(iii) Constructively Own Depositary Shares that would result in the Company Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Company's real property (including the real property held by FelCor Lodging Limited Partnership and any other partnership in which the Company owns an interest), within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own Depositary Shares in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the Depositary Shares evidenced by this Depositary Receipt will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings assigned to them in the Deposit Agreement, as the same may be amended from time to time. The Depositary Shares evidenced by this Depositary Receipt are subject to all of the provisions of the Deposit Agreement and the Charter and Bylaws of the Company, each as amended from time to time, to all of which the holder, by acceptance hereof, assents.

      The Company will furnish to any stockholder, upon request and without charge, a copy of its Charter and Bylaws, and all amendments thereto, setting forth the restrictions on transfer and a statement of (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Company is authorized to issue,
(ii) the differences in the relative rights and preferences between the shares of each series of each class of the stock which the Company is authorized to issue to the extent they have been set by the Board of Directors and (iii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of stock of the Company. Request for such statement may be directed to the Secretary of the Company.

      THE COMPANY WILL FURNISH, UPON REQUEST AND WITHOUT CHARGE, TO EACH REGISTERED HOLDER OF DEPOSITARY RECEIPTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE ARTICLES SUPPLEMENTARY WITH RESPECT TO THE 8% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK OF THE COMPANY. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS DEPOSITARY RECEIPT."

      SECTION 5.11 Severability. If any provision of this Article V or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

      SECTION 5.12 Shares-in-Trust.

            (a) Trust. Any Depositary Shares transferred to a Trust and designated Shares-in-Trust pursuant to Section 5.3 of this Article V shall be held by the Trustee for the exclusive benefit of the Beneficiary. The Company shall name a beneficiary or beneficiaries of each Trust within five (5) business days after receipt of written notice of the existence thereof. Any transfer to a Trust and designation of Depositary Shares as Shares-in-Trust, pursuant to
Section 5.3 of this Article V, shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Non-Transfer Event that results in the transfer to such Trust. Shares-in-Trust shall remain issued and outstanding Depositary Shares and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Depositary Shares. When transferred to a Permitted Transferee, in accordance with the provisions of Section 5.12(e) of this Article V, such Shares-in-Trust shall be released from the Trust and cease to be designated as Shares-in-Trust.

            (b) Dividend Rights. The Trustee, as the record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared on such Depositary Shares and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any Depositary Shares designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Company shall take all lawful measures that the Board of Directors determines to be reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Depositary Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of
Section 5.3 of this Article V, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Company's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

            (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Company, each Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of

Depositary Shares, that portion of the assets of the Company which is available for distribution to the holders of Depositary Shares. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this
Section 5.12(e) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for the Depositary Shares and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Depositary Shares and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

            (d) Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner, as a holder of Depositary Shares, prior to the discovery by the Company that the Depositary Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the Depositary Shares under Section 5.12(c) of this
Article V, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

            (e) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As soon as reasonably practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate one or more Persons as Permitted Transferees, provided, however, that (i) each such Permitted Transferee so designated shall purchase for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) each such Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such Depositary Shares so acquired as Shares-in-Trust pursuant to the provisions of Section 5.3 of this Article V. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of Section 5.12(e), the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee; (ii) cause to be recorded on the books of the Depositary that the Permitted Transferee is the holder of record of such number of Depositary Shares; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making payment to the Prohibited Owner of the amount determined pursuant to Section 5.12(f) of this
Article V.

            (f) Compensation to Record Holder of Depositary Shares that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (after giving written notice to the Company of the existence of Shares-in-Trust and following the designation of the Permitted Transferee in accordance with Section 5.5 of this
Article V) to receive from the Trustee, in respect of such Shares-in-Trust, the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for Depositary Shares and which Transfer resulted in the transfer of the shares to a Trust, the price per share, if any, such Prohibited Owner paid for the Depositary Shares or (b) a Non-Transfer Event or purported Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or purported Transfer or (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 5.12(e) of this Article V. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner pursuant to Section 5.12(f) shall be distributed to the Beneficiary in accordance with the provisions of
Section 5.12(e) of this Article V. Each Beneficiary and Prohibited Owner waive any and all claims that it may have against the Trustee, the Depositary and the Company arising out of the transfer of any Depositary Shares to a Trust, the designation of any Depositary Shares as Shares-in-Trust and the disposition of any Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this
Section 5.12 by, such Trustee or the Company.

            (g) Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such shares being designated as Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of ninety days after the later of (a) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (b) the date the Company determines in good faith that a purported Transfer or Non-Transfer Event resulting in the designation of any Depositary Shares as Shares-in-Trust has occurred, if the Company does not receive a written notice of such purported Transfer or Non-Transfer Event pursuant to Section 5.5 of this
Article V.

      SECTION 5.13 Preemptive Rights. No holder of any stock or any other securities of the Company, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Company other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class or series of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes or series of stock or other securities at the time outstanding.

      SECTION 5.14 Charter Controlling. Notwithstanding any other provisions of this Agreement, in the event of any conflict or inconsistency between the provisions of this Article V and the provisions of Article V of the Charter, the provisions of Article V of the Charter shall control and govern.

                                   ARTICLE VI

                         THE DEPOSITARY AND THE COMPANY

      SECTION 6.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares, all in accordance with the provisions of this Agreement.

      The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books, at all reasonable times, shall be open for inspection by the record holders of Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

      If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary, if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Preferred Shares are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Shares as may be required by law or applicable stock exchange regulations.

      SECTION 6.2 Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Charter or the Articles Supplementary or, in the case of the Company, the Depositary, the Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

      SECTION 6.3 Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation, or shall be subject to any liability, under this Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited Preferred Shares), gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Agreement.

      Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Shares, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

      Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any Person presenting Preferred Shares for deposit, any holder of a Receipt or any other Person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely, and shall each be protected in acting, upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 6.6 hereof in connection with any action so taken.

      The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties, and only such duties, as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

      The Depositary, its parent, affiliate or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

      It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Agreement in its capacity as Depositary.

      The Company agrees that it will register the deposited Preferred Shares and the Depositary Shares if required by the applicable securities laws.

      SECTION 6.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

      Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

      SECTION 6.5 Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts are included for quotation or listed or by the Charter and the Articles Supplementary to be furnished by the Company to holders of the deposited Preferred Shares and, if requested by the holder of any Receipt, a copy of this Agreement, the form of Receipt, the Articles Supplementary and the form of Preferred Shares. Such transmission will be at the Company's expense, and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

      SECTION 6.6 Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, negligence (in the case of any action or inaction with respect to the voting of the deposited Preferred Shares) or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 6.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Agreement.

      SECTION 6.7 Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 6.7. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Shares and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Shares at the option of the Company and all withdrawals of the Preferred Shares by holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as previously agreed between the Depositary and the Company. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

      SECTION 7.1 Amendment. The form of the Receipts and any provision of this Agreement may, at any time and from time to time, be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or
(ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Articles Supplementary shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.6 and
Section 2.7 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Agreement, as amended thereby.

      SECTION 7.2 Termination. This Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provisions) or (ii) the holders of a majority of the Preferred Shares consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Shares that are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. In the event that this Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, the Company hereby agrees to use its best efforts to list the Preferred Shares issued upon surrender of the Receipt evidencing the Depositary Shares represented thereby on a national securities exchange. This Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3 or (ii) there shall have been made a final distribution in respect of the deposited Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

      Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement, except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Section 6.6 and
Section 6.7.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1 Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Copies of this Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

      SECTION 8.2 Exclusive Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

      SECTION 8.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      SECTION 8.4 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

                  FelCor Lodging Trust Incorporated
                  545 E. John Carpenter Freeway
                  Suite 1300
                  Irving, Texas  75062
                  Attention:  Secretary
                  Telephone No.:  (972) 444-4900
                  Facsimile:  (972) 444-4949

or at any other address of which the Company shall have notified the Depositary in writing.

      Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

      Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

      Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

      SECTION 8.5 Depositary's Agents. The Depositary may, from time to time, appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

      SECTION 8.6 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

      SECTION 8.7 Governing Law. This Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of Georgia applicable to agreements made and to be performed in said State.

      SECTION 8.8 Inspection of Deposit Agreement and Articles Supplementary. Copies of this Agreement and the Articles Supplementary shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of any Receipt.

      SECTION 8.9 Headings. The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as part of this Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                             SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, FelCor Lodging Trust Incorporated and SunTrust Bank have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                               FELCOR LODGING TRUST INCORPORATED

                                               By: _____________________________
                                                   Name: Lawrence D. Robinson
                                                   Title: Executive Vice
                                                          President

                                               Attest: _________________________

                                                       Witness

                                               SUNTRUST BANK

                                               By: _____________________________
                                                   Name:   Sue Hampton
                                                   Title:  Vice President

                                               Attest: _________________________
                                                       Authorized Signatory

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

DC-                                                            CUSIP 31430F 50 7

                             DEPOSITARY RECEIPT FOR
                              DEPOSITARY SHARES OF

                        FELCOR LODGING TRUST INCORPORATED
                            (a Maryland corporation)

      The undersigned Depositary (the "Depositary"), hereby certifies that ____________________ is the registered owner of ____________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/100 of one share of 8% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the "Shares"), of FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of April 7, 2005 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated: _____________________

____________________________, as Depositary

By: ________________________
Authorized Signatory

                            [FORM OF REVERSE RECEIPT]

                        FELCOR LODGING TRUST INCORPORATED

      The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of maintaining the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may at any time (i) Beneficially Own or Constructively Own shares of any class of Depositary Shares in excess of 9.9% (or such other percentage as may be determined by the Board of Directors of the Company) of the total number of Depositary Shares of such class outstanding as of such time; (ii) Beneficially Own Depositary Shares that would result in the Company being "closely held" under Section 856(h) of the Code; or
(iii) Constructively Own Depositary Shares that would result in the Company Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Company's real property (including the real property held by FelCor Lodging Limited Partnership and any other partnership in which the Company owns an interest), within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own Depositary Shares in excess of the above limitations must immediately notify the Company in writing. If the restrictions above are violated, the Depositary Shares evidenced by this Depositary Receipt will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings assigned to them in the Deposit Agreement, as the same may be amended from time to time. The Depositary Shares evidenced by this Depositary Receipt are subject to all of the provisions of the Deposit Agreement and the Charter and Bylaws of the Company, each as amended from time to time, to all of which the holder, by acceptance hereof, assents.

      The Company will furnish to any stockholder, upon request and without charge, a copy of its Charter and Bylaws, and all amendments thereto, setting forth the restrictions on transfer and a statement of (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Company is authorized to issue,
(ii) the differences in the relative rights and preferences between the shares of each series of each class of the stock which the Company is authorized to issue to the extent they have been set by the Board of Directors and (iii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of stock of the Company. Request for such statement may be directed to the Secretary of the Company.

      THE COMPANY WILL FURNISH, UPON REQUEST AND WITHOUT CHARGE, TO EACH REGISTERED HOLDER OF DEPOSITARY RECEIPTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE ARTICLES SUPPLEMENTARY WITH RESPECT TO THE 8% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK OF THE COMPANY. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS DEPOSITARY RECEIPT

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

      The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  - as tenants in common
TEN ENT  - as tenants by the entireties
JT TEN   - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ________ Custodian ________
                    (Cust)             (Minor)
Under Uniform Gifts to Minors Act __________________ (State)

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

      For value received, ____________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

________________________________________________________________________________
                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                      INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

____________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint ____________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:________________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

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